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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                                  June 19, 1998
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                                   eSoft, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                    00-23527                84-0938960
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(State or other jurisdiction of        Commission          I.R.S. Employer I. D
 incorporation or organization)        File Number                Number


5335 Sterling Dr., Suite C  Boulder, Colorado                     80301
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(Address of principal executive offices)                        (zip code)

Registrant's telephone number, including area code:    (303) 444-1600
                                                       --------------


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ITEM 5.  OTHER EVENTS AND SALE OF EQUITY SECURITIES.

         On June 15, 1998, eSoft completed the private placement of 1,468,941 shares of its common stock at a price of $4.25 per share for a total offering of $6,243,000. The offering was placed through C.M. Oliver & Company Ltd. of Vancouver, B.C. (the "Agent"), which acted as agent in the offering, with the participation of other sub-agents and finders. The net cash proceeds to the Company from the private placement were approximately $5,508,000 after payment of expenses of the offering, estimated at $227,000, and payment of $507,825 (8.13% of the offering price) commissions to the Agent, sub-agents, and finders who will also be issued warrants to purchase 159,318 (10.85% of the offered shares) of eSoft's common stock at a price of US $4.25 in the first year and US $4.90 in the second year. Shares were sold in the offering to investors in Canada and Europe in reliance upon the exemption from registration of the shares under Regulation S under the Securities Act of 1933 (the "Act") (see Item 9, below), and to accredited investors in the United States in reliance upon Regulation D (Rule 505) under the Act.

         The shares issued in the private placement are eligible for the shortened hold period of four months in British Columbia pursuant to the requirements of BOR #97112 of the B.C. Securities Commission. eSoft has agreed to register the shares as soon as practicable under the U.S. Securities Act of 1933 for public sale in the United States.

         Approximately $3,000,000 of the net proceeds from the private placement is expected to be used to finance increases in accounts receivable and inventory, $1,000,000 is allocated for marketing, sales and administrative expenses, and the balance of the proceeds, approximately $1,500,000, will be added to working capital.

         In the event that the proceeds of the offering, together with cash flow from operations, if any, is insufficient to meet all of the expenses to which the proceeds have been allocated, the company will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the Board of Directors and management deems to be in the best interest of eSoft in accordance with applicable regulatory requirements. Moreover, the Board of Directors and management may, for business reasons, reallocate funds among these or other uses in order to achieve the company's operating objectives eSoft in accordance with applicable regulatory requirements.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                  As reported under Item 5, above, on June 15, 1998, eSoft completed a private placement of Common Stock. A portion of the shares sold in the private placement were not registered under the Act in reliance upon Regulation S under the Securities Act of 1933, as follows:

         1. On June 15, 1998, 692,000 shares (the "Reg S Shares") of Common Stock were sold to investors in Canada and Europe who were not U.S. Persons in reliance upon Regulation S.


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         2. The Reg S Shares were placed through C.M. Oliver and Company Ltd. of
Vancouver, B.C., which acted as agent in the offering.

         3. The total offering price of the Reg S Shares was $2,941,000. Commissions totaling $260,175 were paid to the Agent and a finder who assisted the Agent, and they will also be issued warrants to purchase 81,624 shares of eSoft Common Stock at a price of U.S.
$4.25 in the first year and U.S. $4.90 in the second year.

         4. The Reg S Shares were sold in reliance upon Regulation S based upon the fact that all sales were made outside the United States, all investors were non-U.S. Persons and investors all agreed not to resell the Reg S Shares into the U.S. or to U.S. Persons for at least one year except pursuant to an effective registration statement under the Act or an applicable exemption from such registration and the certificates representing the Reg S shares bear a legend calling attention to such restrictions.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              eSoft, Inc.


Date: June 19, 1998                           By: /s/ Thomas Tennessen
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                                                  Thomas Tennessen
                                                  Chief Financial Officer